UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2009
Oclaro, Inc.
(Exact name of registrant as specified in its charter)
000-30684
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	20-1303994 (I.R.S. Employer Identification No.)
2584 Junction Avenue
San Jose, California 95134
(Address of principal executive offices, including zip code)
(408) 383-1400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Stock Option Grants
     On July 22, 2009, the Board of Directors (the “Board”) of Oclaro, Inc. (the “Company”) approved the following stock option grants to the following named executive officers of the Company under the Company’s Amended and Restated 2004 Stock Incentive Plan:

Officer	Shares Subject to Stock Option Grant
Alain Couder	900,000
Jim Haynes	560,000
Jerry Turin	400,000
Kate Rundle	180,000
     The stock options will have a grant date of August 15, 2009 and an exercise price equal to the closing price of the Company’s common stock on the grant date, as reported in The Wall Street Journal. The stock options will vest and become exercisable at a rate of 25% of such grant on the first anniversary of the grant date and thereafter at a rate of 2.083% of such grant per month over the following three years.
     Variable Pay Payment Levels and Metrics for First-Half of Fiscal Year 2010
     On July 22, 2009, the Board established the variable pay payment levels and metrics for the six-month period ending January 2, 2010 for participants in the Company’s variable pay plan, adopted by the Board on July 22, 2008 (the “Variable Pay Plan”). The Board elected to maintain the variable pay payment levels (“variable pay”) for participants established by the Compensation Committee of the Board on February 18, 2009 and as described in the Current Report on Form 8-K filed by the Company on February 24, 2009, except that the variable pay for Jim Haynes, Chief Operating Officer of the Company, was increased from 50% to 60% of annual base compensation, and variable pay for Jerry Turin, Chief Financial Officer of the Company, was increased from 40% to 60% of annual base compensation.
     The Board also established the metrics for the payment of variable pay for the first half of fiscal year 2010. Variable pay will be earned based solely on the Company’s cumulative adjusted earnings before interest, taxes, depreciation and amortization for the first and second quarters of the Company’s 2010 fiscal year (“Adjusted EBITDA”). The Company expects to announce its actual Adjusted EBITDA in its quarterly earnings press releases for the first and second quarters of fiscal year 2010. Variable pay will be paid based on the achievement of the “trigger,” “target” and “stretch” Adjusted EBITDA metrics set by the Board, and the amount of variable pay earned will be based on the percentages previously established for “trigger,” “target” and “stretch” goals under the Variable Pay Plan, as described in the Current Report on Form 8-K filed by the Company on February 24, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2009	OCLARO, INC.
/s/ Jerry Turin
Jerry Turin
Chief Financial Officer